Tidal ETF Trust II 485BPOS

Exhibit 99.(h)(i)(3)

THIRD AMENDMENT

TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIRSTAMENDMENT effective as of November 10, 2022, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of July 5, 2022, as amended, is entered into by and between Tidal ETF Trust II, a Delaware statutory trust (the “Trust”) and Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended, to add the following funds:

REX Short MSTR ETF

REX Short COIN ETF

REX Short GME ETF

REX Short AMC ETF

REX Short PTON ETF

REX Short TLRY ETF

REX Short NKLA ETF

REX Short HOOD ETF

REX Short BYND ETF

REX Short PENN ETF

Nicholas Fixed Income Alternative ETF

ZEGA Aggressive Premium Selling Fund

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL ETF TRUST	TIDAL ETF SERVICES LLC

On behalf of each series listed on

Amended Exhibit A attached hereto

By:	/s/ Lissa M. Richter	By:	/s/ Eric Falkeis
Name:	Lissa M. Richter	Name:	Eric Falkeis
Title:	Secretary	Title:	President

Exhibit A to the Fund Administration Servicing Agreement

Separate Series of Tidal ETF Trust

Name of Series

Carbon Collective Climate Solutions U.S. Equity ETF

YieldMax ARKK Option Income ETF

YieldMax KWEB Option Income ETF

YieldMax GDX Option Income ETF

YieldMax XBI Option Income ETF

YieldMax TLT Option Income ETF

YieldMax AAPL Option Income ETF

YieldMax AMZN Option Income ETF

YieldMax BRK.B Option Income ETF

YieldMax COIN Option Income ETF

YieldMax META Option Income ETF

YieldMax GOOG Option Income ETF

YieldMax NFLX Option Income ETF

YieldMax NVDA Option Income ETF

YieldMax SQ Option Income ETF

YieldMax TSLA Option Income ETF

Senior Secured Credit Opportunities ETF

Meet Kevin All In ETF

Meet Kevin Select ETF

Meet Kevin Moderate ETF

REX Short MSTR ETF

REX Short COIN ETF

REX Short GME ETF

REX Short AMC ETF

REX Short PTON ETF

REX Short TLRY ETF

REX Short NKLA ETF

REX Short HOOD ETF

REX Short BYND ETF

REX Short PENN ETF

Nicholas Fixed Income Alternative ETF

ZEGA Aggressive Premium Selling Fund

3